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                                                                   EXHIBIT 99.2


                            WOMEN.COM NETWORKS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 29, 2001


     The undersigned stockholder hereby appoints MARLEEN McDANIEL and [_____], and each of them, with full power of substitution and with discretionary authority, the attorneys of the undersigned to vote all shares registered in the name of the undersigned at the Special Meeting of Stockholders of Women.com Networks, Inc. ("Women.com") to be held on Thursday, March 29, 2001, at ____ a.m., local time, at [location TBD], or at any adjournment thereof, with respect to the proposal to approve and adopt the merger agreement among iVillage Inc., Stanhope Acquisition Sub, LLC, which is a newly formed, wholly owned subsidiary of iVillage, and Women.com, and the transactions contemplated by the merger agreement, including the merger.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS OF WOMEN.COM RECOMMENDS A VOTE FOR THE FIRST PROPOSAL.

     IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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                              FOLD AND DETACH HERE

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                                                              Company No. _____

                                                            Control No. _______

THERE ARE THREE WAYS TO VOTE YOUR SHARES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY PHONE - TOLL FREE - 1-800-____-___

     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until [12:00 p.m.], _______ time, on March 28, 2001.

     o You will be prompted to enter your [3-digit] Company Number and your [7-digit] Control Number which are located above.

     o  Follow the simple instructions the voice will provide to you.

VOTE BY INTERNET - HTTP://WWW.________

     o Use the Internet to vote your shares 24 hours a day, 7 days a week until [12:00 p.m.,] _______ time, on March 28, 2001.

     o You will be prompted to enter your [3-digit] Company Number and your [7-digit] Control Number which are located above to obtain your records and create an electronic proxy.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to _________________, Corporate Secretary, Women.com., 1820 Gateway Drive, San Mateo, California 94404.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                 [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                                                                 FOR               AGAINST             ABSTAIN
1. Approval and  adoption of the merger agreement dated  as of February          [ ]                 [ ]                 [ ]
  5, 2001 among iVillage Inc., Stanhope Acquisition  Sub, LLC, which is a newly formed, wholly  owned subsidiary of iVillage,  and Women.com, and the transactions contemplated by the  merger agreement, including the merger.

Signature_______________________________________ Date: _____________, 2001

Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.

                                  PLEASE VOTE